EXHIBIT 13.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of EuroTrust A/S (the "Company") on Form 6-K for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Soren Degn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         This certification is being voluntarily furnished despite my understanding that ss. 906 of the Sarbanes-Oxley Act of 2002 is inapplicable to Reports on Form 6-K and therefore does not require me to provide such certification. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.




Dated: July 28, 2005                                     /s/ Soren Degn
                                                         -----------------------
                                                         Soren Degn
                                                         CHIEF FINANCIAL OFFICER